HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE
News Media, contact:            Matt Hall, +1 (336) 519-3386
Analysts and Investors, contact:        T.C. Robillard, +1 (336) 519-2115

HANESBRANDS TO ACQUIRE CHAMPION EUROPE, UNITING CHAMPION BRAND GLOBALLY

•	Champion Europe, based in Italy, owns the trademark for Champion in Europe, the Middle East and Africa, while HanesBrands owns Champion in the Americas, Asia and Australia

•	Combining the Champion businesses will create a unified growth platform to benefit from the global consumer growth trend for active apparel

•	Investor conference call and webcast to be held at 9 a.m. EDT today

WINSTON-SALEM, N.C. (April 7, 2016) - HanesBrands (NYSE: HBI), a leading marketer of everyday innerwear and activewear apparel under world-class brands in the Americas, Europe and Asia, today announced that it has entered into a definitive purchase agreement to acquire Champion Europe, which owns the trademark for the Champion brand in Europe, the Middle East and Africa.

Hanes has agreed to acquire the privately held Champion Europe, based in Italy, in an all-cash transaction. The purchase price will be 10 times actual calendar 2016 earnings before interest, taxes, depreciation and amortization, subject to adjustment for cash, debt and working capital. Champion Europe expects 2016 net sales of more than €190 million, operating profit of approximately €15 million, and EBITDA of approximately €20 million.

The acquisition, which is subject to certain closing conditions, is expected to close midyear 2016. Hanes intends to take advantage of its strong balance sheet to fund the acquisition with debt, consistent with its previously communicated capital allocation strategy.

Champion Europe designs, sources and sells Champion athletic apparel wholesale to retailers and directly to consumers via company-owned retail stores. The company’s largest wholesale markets are Italy, Greece, Spain and Scandinavia, while the company operates approximately 130 retail stores in Italy and Greece.

Champion in Europe will be run as a division of the company’s global Champion organization. Sauro Mambrini, chief executive officer and president of Champion Europe, will remain with HanesBrands to oversee Champion Europe operations.

HanesBrands to Acquire Champion Europe, Uniting Champion Brand Globally - Page 2

“This acquisition coupled with the recent purchase of the Champion business from our licensee in Japan will unite the Champion brand globally and will give us a powerful platform for growth on every continent,” said Hanes Chief Operating Officer Gerald W. Evans Jr. “Sauro Mambrini and the highly capable management team of Champion Europe will be a great addition to our organization.”

Champion Europe is a leading designer, marketer and distributor of athletic apparel and accessories across Europe, Africa and the Middle East. Champion’s distinct brand image, which dates to its founding in Rochester, New York, in 1919, is defined by an American athletic heritage and a reputation for providing innovative and durable products for male and female athletes and teams throughout the world for a wide variety of sports.

“Champion is a great brand that resonates with consumers worldwide,” Mambrini said. “In Europe, we have built a business that reflects the Champion heritage from the United States and then optimizes a natural affinity for Italian apparel design. Our team is eager to join the global Champion team, which will benefit the business in every market served and increase the potential for expansion into new markets.”

After the acquisition closes, Hanes will update its 2016 financial guidance to reflect the closing timing, the outlook for Champion Europe, and any currency considerations.

“This is a great time to do an acquisition,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “Our overall business is trending as expected; our recent acquisitions are performing well; we have a vision for Champion as a global brand; and we feel good about delivering double-digit earnings growth in 2016 and for many years to come.”

Advisors

Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel to Hanes. For Champion Europe, Stifel is acting as financial advisor and Gianni, Origoni, Grippo, Cappelli and Partners is serving as legal advisor.

Webcast Conference Call

Hanes will host a live Internet webcast of its investor conference call to discuss the acquisition announcement at 9 a.m. EDT today. The webcast may be accessed on the investor page of the Hanes corporate website, www.Hanes.com/investors. The call is expected to conclude by 9:30 a.m.

An archived replay of the conference call webcast will be available in the investors section of the Hanes corporate website. An audio playback accessible by telephone will be available from approximately noon EDT today through noon April 14, 2016. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 86882553.

Cautionary Statement Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts,

HanesBrands to Acquire Champion Europe, Uniting Champion Activewear Globally - Page 3

and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about the HanesBrands acquisition of Champion Europe S.p.A. (the “acquisition”), including the expected impact on HanesBrands’ sales, the anticipated funding of the acquisition and the expected timing for closing the acquisition are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Champion Europe S.p.A., events that could give rise to a termination of the acquisition agreement or failure to receive necessary approvals or funding for the acquisition, the outcome of any litigation related to the acquisition, and the level of expenses and other charges related to the acquisition and the funding thereof. There can be no assurance that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe and Asia under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, Flexees, JMS/Just My Size, Wonderbra, Nur Die/Nur Der, Lovable and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 65,300 employees in more than 40 countries and is ranked No. 490 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean. For six consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award - the only apparel company to earn these honors. The company ranks No. 246 on Newsweek magazine’s green list of 500 largest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

# # #